AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          VIDEO UPDATE, INC. ("BUYER")

                                VUI MERGER CORP.

                                       AND

                                  MOOVIES, INC.

                           Dated as of July 9, 1997


                                Table of Contents

                                                                            Page
SECTION 1.  DEFINITIONS .......................................................1

SECTION 2.  BASIC TRANSACTION..................................................5

            ss2.1.       The Merger............................................5
            ss2.2.       The Closing...........................................5
            ss2.3.       Actions at the Closing................................5
            ss2.4.       Effect of Merger......................................5
            ss2.5.       Conversion............................................6
            ss2.6.       Stock Options, Warrants and Related Matters...........6
            ss2.7.       No Fractional Shares..................................6
            ss2.8.       SUB Shares............................................7
            ss2.9.       Procedure for Payment.................................7
            ss2.10.      Closing of Transfer Records...........................9
            ss2.11.      Taking of Necessary Action; Future Action.............9

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF COMPANY..........................9

            ss3.1.       Organization, Qualification and Corporate Power.......9
            ss3.2.       Capitalization........................................9
            ss3.3.       Authorization of Transaction.........................10
            ss3.4.       Noncontravention.....................................10
            ss3.5.       Filings with the SEC.................................10
            ss3.6.       Financial Statements.................................10
            ss3.7.       Subsequent Events....................................11
            ss3.8.       Litigation...........................................11
            ss3.9.       Tax Matters..........................................11
            ss3.10.      Labor Matters........................................14
            ss3.11.      ERISA Compliance.....................................14
            ss3.12.      Environmental Matters................................16
            ss3.13.      Material Contracts and Agreements....................17
            ss3.14       Intellectual Property................................17
            ss3.15.      Certain Fees.........................................17
            ss3.16.      COMPANY Board of Directors Action....................18
            ss3.17.      Registration Statement and Proxy Statement...........18
            ss3.18.      Properties...........................................18
            ss3.19.      Tax Free Reorganization..............................19
            ss3.20.      Insurance............................................19
            ss3.21.      No Existing Discussion...............................19
            ss3.22.      Non-Survival of Representations and Warranties.......19

SECTION 4.  REPRESENTATIONS AND WARRANTIES OF BUYER...........................19

            ss4.1.       Organization, Qualification and Corporate Power......19
            ss4.2        Capitalization.......................................20
            ss4.3.       Authorization of Transaction.........................20
            ss4.4.       Noncontravention.....................................20
            ss4.5.       Filings with the SEC.................................21
            ss4.6.       Financial Statements.................................21
            ss4.7.       Subsequent Events....................................21
            ss4.8.       Certain Fees.........................................21
            ss4.9.       Continuity of Business Enterprise....................21
            ss4.10.      Litigation...........................................21
            ss4.11.      Tax Matters..........................................22
            ss4.12.      Labor Matters........................................22
            ss4.13.      ERISA Compliance.....................................22
            ss4.14.      Environmental Matters................................24
            ss4.15.      Material Contracts and Agreements....................25
            ss4.16.      Intellectual Property................................25
            ss4.17.      BUYER Board of Directors Action......................26
            ss4.18.      Joint Proxy Statement................................26
            ss4.19.      Non-survival of Representatives and Warranties.......26
            ss4.20.      No Existing Discussion...............................26

SECTION 5.  COVENANTS   ......................................................27

            ss5.1.       Interim Operations...................................27
            ss5.2.       Access and Information...............................28
            ss5.3.       Certain filings, consents and arrangements...........29
            ss5.4.       State Takeover Statutes..............................29
            ss5.5.       Employee Matters.....................................29
            ss5.6.       Indemnification and Insurance........................29
            ss5.7.       Special COMPANY Meeting..............................30
            ss5.8.       Special BUYER Meeting................................30
            ss5.9.       Joint Proxy Statement; Registration Statement........31
            ss5.10.      Compliance with the Securities Act; Reorganization...31
            ss5.11.      Additional Agreements................................32
            ss5.12.      Intentionally Left Blank.............................32
            ss5.13.      Certain Covenants....................................32
            ss5.14.      BUYER Board of Directors.............................33
            ss5.15.      Best efforts to List shares..........................33

SECTION 6.  CONDITIONS TO OBLIGATIONS TO CLOSE................................34

            ss6.1.       Conditions to Obligations of BUYER and SUB...........34
            ss6.2.       Conditions to Obligation of COMPANY..................35

SECTION 7.  TERMINATION ......................................................36

            ss7.1.       Termination..........................................36
            ss7.2.       Effect of Termination................................37
            ss7.3.       Fees and Expenses....................................38

SECTION 8.  MISCELLANEOUS.....................................................39

            ss8.1.       Press Releases and Public Announcements..............39
            ss8.2.       No Third Party Beneficiaries.........................39
            ss8.3.       Entire Agreement.....................................39
            ss8.4.       Succession and Assignment............................40
            ss8.5.       Counterparts.........................................40
            ss8.6.       Headings.............................................40
            ss8.7.       Notices..............................................40
            ss8.8.       Governing Law........................................41
            ss8.9.       Amendments and Waivers...............................41
            ss8.10.      Severability.........................................41
            ss8.11.      Expenses.............................................41
            ss8.12.      Specific Performance.................................41
            ss8.13.      Construction.........................................41
            ss8.14.      Incorporation of Schedules...........................41




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                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                          VIDEO UPDATE, INC. ("BUYER")

                            VUI MERGER CORP. ("SUB")

                                       AND

                            MOOVIES, INC. ("COMPANY")

                                 July 9, 1997

                          AGREEMENT AND PLAN OF MERGER

     Agreement entered into as of July 9, 1997 by and between Video Update, Inc., a Delaware corporation ("BUYER"), VUI Merger Corp., a Delaware corporation ("SUB") and Moovies, Inc., a Delaware corporation ("COMPANY"). BUYER and COMPANY are referred to individually herein as a "PARTY" and collectively herein as the "PARTIES."

     This Agreement contemplates a merger of SUB, a newly formed, wholly owned first tier subsidiary of BUYER with and into COMPANY in a reorganization pursuant to Code Sections 368(a)(1)(A) and 368(a)(2)(E) whereby the COMPANY Stockholders will receive voting common stock of BUYER in exchange for all of their capital stock in COMPANY, all pursuant to the plan of reorganization set forth herein.

     Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows:

     1. DEFINITIONS.

     "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

     "BENEFIT PLANS" has the meaning set forth in Sections 3.11 and 4.13 below.

     "BUYER" has the meaning set forth in the preface above.

     "BUYER SHARE" means any share of the Class A Common Stock, $.01 par value per share, of BUYER.

     "BUYER'S  KNOWLEDGE" means the actual conscious  knowledge of any of Daniel
A. Potter, John M. Bedard, or Christopher Gondeck.

     "CERTIFICATE"   and   "CERTIFICATES"   have  the   meanings  set  forth  in
Section 2.9(a) below.

     "CERTIFICATE OF INCORPORATION" has the meaning set forth in Section 2.4(b) below.

     "CERTIFICATE OF MERGER" has the meaning set forth in Section 2.3 below.

     "CLOSING" has the meaning set forth in Section 2.2 below.

     "CLOSING AGREEMENT" has the meaning set forth in Section 3.9(s)(iv) below.

     "CLOSING DATE" has the meaning set forth in Section 2.2 below.

     "CODE" means the Internal Revenue Code of 1986, as amended.

     "COMPANY" has the meaning set forth in the preface above.

     "COMPANY SHARE" means any share of the Common Stock, $.001 par value per share, of COMPANY.

     "COMPANY  STOCKHOLDER"  means any  Person  who or which  holds any  COMPANY
Shares.

     "COMPANY's  KNOWLEDGE" means the actual conscious  knowledge of any of John
L. Taylor, F. Andrew Mitchell, or Ross Miller.

     "CONVERSION RATIO" has the meaning set forth in Section 2.5 below.

     "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, Title 8, Delaware Code 1953, as amended.

     "DISCLOSURE SCHEDULE" has the meaning set forth in Article 3 and 4 below.

     "EFFECTIVE TIME" has the meaning set forth in Section 2.4(a) below.

     "ENVIRONMENTAL LAWS" has the meaning set forth in Sections 3.12(a) and 4.14(a) below.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "EXCHANGE AGENT" has the meaning set forth in Section 2.9(b) below.

     "FAIRNESS OPINION" has the meaning set forth in Sections 6.1 (j) and 6.2(i) below.

     "GAAP" means United States generally accepted accounting principles as in effect from time to time.

     "HART-SCOTT-RODINO ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HAZARDOUS SUBSTANCE" has the meaning set forth in Sections 3.12(b) and 4.14(b) below.

     "INDEMNITEE" has the meaning set forth in Section 5.6(a) below.

     "IRS" means the Internal Revenue Service.

     "JOINT PROXY STATEMENT" has the meaning set forth in Section 3.17(ii) below.

     "MATERIAL ADVERSE EFFECT" has the meaning set forth in Section 3.1 below.

     "MATERIAL SUBSIDIARIES" means Moovies of the Carolinas, Inc., Moovies of Georgia, Inc., Moovies of Iowa, Inc., Moovies of Michigan, Inc., Movie Warehouse Franchise Systems, Inc., E.C. 6, Inc., SONI, Inc., PQ3, Inc., SNO, Inc., GBO, Inc., D-Skippy, Inc., DCO, Inc., PTO, Inc., The Movie Store, Inc., #2, The Movie Store III, Inc., Alpharetta Media Associates, Inc., Rio Media Associates, Inc., Pic-A-Flick of Greenville, Inc.

     "MERGER" has the meaning set forth in Section 2.1 below.

     "MERGER CONSIDERATION" has the meaning set forth in Section 2.5 below.

     "MOST RECENT FISCAL QUARTER END" has the meaning set forth in Sections 3.6 and 4.6 below.

     "MULTIEMPLOYER PENSION PLANS" has the meaning set forth in Sections 3.11(c) and 4.13(c) below.

     "OPTION PLANS" has the meaning set forth in Section 2.6 below.

     "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

     "PARTIES" has the meaning set forth in the preface above.

     "PARTY" has the meaning set forth in the preface above.

     "PENSION PLANS" has the meaning set forth in Sections 3.11 and 4.13 below.

     "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

     "PROSPECTUS" means the final prospectus relating to the registration of the BUYER Shares under the Securities Act.

     "PUBLIC REPORTS" has the meaning set forth in Sections 3.5 and 4.5 below.

     "REGISTRATION STATEMENT" has the meaning set forth in Section 3.17(i) below.

     "REQUISITE BUYER STOCKHOLDER APPROVAL" with respect to BUYER means (i) the affirmative vote of the holders of a majority of the outstanding shares of BUYER present or represented at a meeting at which a quorum is present in favor of the issuance of BUYER shares in connection with this Agreement , and (ii) the affirmative vote of the holders of the requisite majority of outstanding shares of BUYER in favor of amendments to BUYER's certificate of incorporation increasing the number of authorized BUYER Shares to the extent necessary to consummate the transactions contemplated hereunder and with respect to SUB means
(i) the affirmative vote or consent of the holders of a majority of the outstanding shares of SUB in favor of this Agreement and the Merger.

     "REQUISITE BUYER PROPOSAL APPROVAL" with respect to BUYER means the affirmative vote of the holders of the requisite majority of outstanding shares of BUYER in favor of any proposal relating to the elimination of escrow arrangements governing BUYER's Class B Common Stock, $.01 par value, in accordance with the requirements of the Escrow Agreement, dated July 20, 1994, by and among American Stock Transfer & Trust Company, BUYER and certain stockholders of BUYER.

     "REQUISITE COMPANY STOCKHOLDER APPROVAL" means with respect to COMPANY the affirmative vote of the holders of a majority of the outstanding shares of COMPANY in favor of this Agreement and the Merger.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

     "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, OTHER THAN (a) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (b) purchase money liens and liens securing rental payments under capital lease arrangements, and (c) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     "SPECIAL BUYER MEETING" has the meaning set forth in Section 5.8 below.

     "SPECIAL COMPANY MEETING" has the meaning set forth in Section 5.7 below.

     "STOCK OPTION" has the meaning set forth in Section 2.6 below.

     "SUB" has the meaning set forth in the preface above.

     "SUB SHARE" means any share of Common Stock, $.01 par value per share, of SUB.

     "SUBSIDIARY" means any corporation or other organization, whether incorporated or unincorporated, with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors or others performing similar functions.

     "SURVIVING CORPORATION" has the meaning set forth in Section 2.1 below.

     "TAXES" has the meaning set forth in Sections 3.9 and 4.11 below.

     "TAX RETURN" has the meaning set forth in Sections 3.9 and 4.11 below.

     "TAX RULING" has the meaning set forth in Sections 3.9 and 4.11 below.

     2. BASIC TRANSACTION.

        2.1 THE MERGER. At the Effective Time, on and subject to the terms and conditions of this Agreement, SUB will merge with and into COMPANY (the "MERGER"). The separate existence of SUB shall cease, and COMPANY shall be the corporation surviving the Merger (the "SURVIVING CORPORATION") and shall be governed by the laws of the State of Delaware.

        2.2 THE CLOSING. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Gadsby & Hannah LLP, 225 Franklin Street, Boston, Massachusetts, commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of the conditions set forth in Section 6 (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the "CLOSING DATE").

        2.3 ACTIONS AT THE CLOSING. At the Closing, (i) COMPANY will deliver to BUYER and SUB the various certificates, instruments, and documents referred to in Section 6.1 below, (ii) BUYER and SUB will deliver to COMPANY the various certificates, instruments, and documents referred to in Section 6.2 below,
(iii) SUB and COMPANY will file with the Secretary of State of the State of Delaware a Certificate of Merger in such form as required by, and executed and certified in accordance with, the relevant provisions of the Delaware General Corporation Law (the "CERTIFICATE OF MERGER"), and (iv) BUYER will deliver to the Exchange Agent in the manner provided below in this Article 2 the certificate evidencing the BUYER Shares issued in the Merger.

        2.4 EFFECT OF MERGER.

            (a) GENERAL. The Merger shall become effective at the time SUB and COMPANY file the Certificate of Merger with the Secretary of State of the State of Delaware, which filing shall be as early as practicable on the Closing Date (the "Effective Time"). The Merger shall have the effect set forth in the Delaware General Corporation Law. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either SUB or COMPANY in order to carry out and effectuate the transactions contemplated by this Agreement.

            (b) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of SUB in effect at and as of the Effective Time will be the Certificate of Incorporation of the Surviving Corporation upon and following the Merger.

            (c) BYLAWS. The Bylaws of SUB in effect at and as of the Effective Time will be the Bylaws of the Surviving Corporation upon and following the Merger.

            (d) DIRECTORS AND OFFICERS. The directors and officers of SUB in office at and as of the Effective Time will be the directors and officers of the Surviving Corporation upon and following the Merger.

        2.5 CONVERSION. At and as of the Effective Time, each COMPANY Share shall no longer be outstanding and shall be cancelled and retired and shall be converted into the right to receive 1.10 of one BUYER Share (the ratio of 1.10 BUYER Share to one COMPANY Share is referred to herein as the "CONVERSION RATIO" and the BUYER Shares so received are referred to as the "MERGER CONSIDERATION"). The Conversion Ratio shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or other recapitalization of the BUYER's Shares after the date hereof. No COMPANY Share shall be deemed to be outstanding or to have any rights other than those set forth above in this
Section 2.5 after the Effective Time. From the date of this Agreement to the Closing Date, COMPANY's Board of Directors shall not adopt any new "poison pill," stockholder rights plan or other similar plan applicable to the transactions contemplated by this Agreement. In addition, the COMPANY's Board of Directors shall take all actions required to ensure that the Rights (as defined in the Rights Agreement, dated as of December 20, 1996, by and between COMPANY and First Union National Bank of North Carolina) and the Rights Agreement shall be inapplicable to the Merger and the transactions contemplated by this Agreement.

        2.6 STOCK OPTIONS, WARRANTS AND RELATED MATTERS. Prior to the expiration of ten business days after the date hereof, COMPANY shall deliver to BUYER a list setting forth each stock option (collectively, "STOCK OPTIONS" and individually, a "STOCK OPTION") and warrant (collectively, "WARRANTS and individually, a "WARRANT") issued by the COMPANY outstanding on the date hereof, whether or not fully exercisable, to purchase COMPANY Shares pursuant to all Stock Option Plans (collectively, the "OPTION PLANS") or other contract rights of COMPANY, in each case as amended and in effect as of the date of this Agreement. Prior to the Effective Time, the COMPANY shall provide for the amendment and substitution of all Stock Options and Warrants so that, effective at the Effective Time, COMPANY Shares shall no longer be deliverable upon exercise thereof and in lieu of COMPANY Shares, such Stock Options and Warrants shall be exercisable for a number of BUYER Shares equal to the number of COMPANY Shares subject to such Stock Options and Warrants outstanding multiplied by the Conversion Ratio. The per share exercise price for each such Stock Option and Warrant, as the case may be, shall be the exercise price per COMPANY Share divided by the Conversion Ratio, rounded upward to the nearest whole cent. Effective as of the Effective Time, BUYER shall assume all obligations of COMPANY with respect to such Stock Options and Warrants, as so modified. Promptly following the Effective Time, BUYER shall issue agreements representing such Stock Options and Warrants, as the case may be, as so modified.

        Following the Effective Time, BUYER shall use all efforts to register the BUYER Shares underlying the Option Plans by means of a registration statement or statements on Form S-8 or by means of post-effective amendments to any of BUYER's current effective registration statements, or by means of any similar filing with the SEC.

        After the date hereof, except as set forth on its Disclosure Schedule, COMPANY shall not grant any additional Warrants or any Stock Options under any Option Plans or otherwise.

        2.7 NO FRACTIONAL SHARES. No fraction of a BUYER Share will be issued, but in lieu thereof each holder of COMPANY Shares who would otherwise be entitled to a fraction of a BUYER Share will, upon surrender thereof to the Exchange Agent, be paid an amount in cash equal to the value of such fraction of a share based on the Conversion Ratio at the Effective Time. No interest shall be paid on such amount.

        2.8 SUB SHARES. Each SUB Share issued and outstanding at and as of the Effective Time shall be cancelled and retired and shall be converted into the right to receive one share of the Surviving Corporation.

        2.9 PROCEDURE FOR PAYMENT.

            (a) MERGER CONSIDERATION. Except as set forth herein, from and after the Effective Time, each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of COMPANY stock ("CERTIFICATE" or "CERTIFICATES") shall be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent, the Merger Consideration for each share of COMPANY stock so represented by the Certificate or Certificates surrendered by such holder thereof.

            (b) EXCHANGE AGENT. At or simultaneous with the Closing, (A) BUYER will furnish to a bank or trust company designated by BUYER and the COMPANY (the "EXCHANGE AGENT") irrevocable instructions to issue a stock certificate (issued in the name of the Exchange Agent or its nominee) representing that number of BUYER Shares equal to the product of (I) the Conversion Ratio TIMES (II) the number of outstanding COMPANY Shares and (B) BUYER will cause the Exchange Agent to mail a letter of transmittal (with instructions for its use) to each record holder of outstanding COMPANY Shares for the holder to use in surrendering the Certificates that represented his or its COMPANY Shares in exchange for a Certificate representing the number of BUYER Shares to which he or it is entitled. Such letter of transmittal shall specify that delivery shall be effected, and risk of loss and title to the Certificate or Certificates shall pass, only upon proper delivery of the Certificate or Certificates to the
Exchange  Agent,  and  the  Exchange  Agent  shall  advise  such  holder  of the effectiveness of the Merger and the procedures to be used in effecting the surrender of the Certificate or Certificates for exchange therefor. Upon surrender to the Exchange Agent of a Certificate or Certificates, together with such letter of transmittal duly executed and completed in accordance with the instructions thereon, and such other documents as may be reasonably requested, the Exchange Agent shall, pursuant to the Merger, promptly deliver the appropriate Merger Consideration to the person entitled to the Merger Consideration for each share of COMPANY stock so represented by the Certificate or Certificates surrendered by such holder thereof, and such Certificate or Certificates shall forthwith be cancelled. At the Effective Time, BUYER will further provide the Exchange Agent as well as BUYER's stock transfer agent with irrevocable instructions to provide for the issuance of Certificates for the number of shares reserved and subject to COMPANY options and warrants to purchase BUYER Shares in accordance with the Conversion Rate upon exercise of the same.

            (c) TRANSFER. If delivery of all or part of the Merger Consideration is to be made to a person other than the person in whose name a surrendered Certificate is registered, it shall be a condition of such delivery or exchange that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such delivery or exchange shall have paid any transfer and other taxes required by reason of such delivery or exchange in a name other than that of the registered holder of the Certificate surrendered or shall have established to the reasonable satisfaction of BUYER that such tax either has been paid or is not payable.

            (d) RIGHT TO MERGER CONSIDERATION. Until surrendered and exchanged in accordance with this Section 2.9, each such Certificate shall, after the Effective Time, represent solely the right to receive the Merger Consideration, multiplied by the number of shares of COMPANY Shares evidenced by such Certificate, and shall have no ownership or other rights. No interest shall accrue or be payable on any Merger Consideration. Neither BUYER nor COMPANY shall be liable to any holder of COMPANY Shares for any Merger Consideration (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

            (e) DIVIDENDS ON BUYER SHARES. From and after the Effective Time, no holder of a Certificate or Certificates shall be entitled to receive any dividend or other distribution from BUYER until surrender of such holder of Certificate or Certificates for a Certificate or Certificates representing BUYER Shares. Upon such surrender, the holder shall be paid the amount of any dividends or other distributions (without interest) that theretofore became payable by BUYER, but were not paid by reason of the foregoing with respect to the number of whole shares of BUYER Shares represented by the Certificate or Certificates issued upon such surrender. From and after the Effective Time, BUYER shall, however, be entitled to treat such Certificate or Certificates that have not yet been surrendered or exchanged as evidencing the ownership of the aggregate Merger Consideration into which such BUYER Shares represented by such Certificate or Certificates shall have been converted, notwithstanding any failure to surrender such Certificate or Certificates.

            (f) TERMINATION OF EXCHANGE AGENT. BUYER may cause the Exchange Agent to return any BUYER Shares remaining unclaimed 180 days after the Effective Time, and thereafter each remaining record holder of outstanding COMPANY Shares shall be entitled to look to BUYER (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to the BUYER Shares and dividends and distributions thereon to which he or it is entitled upon surrender of his or its certificates.

            (g) FEES OF EXCHANGE AGENT. BUYER shall pay all charges and expenses of the Exchange Agent.

            (h) WITHHOLDING RIGHTS. Each of BUYER and the COMPANY shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of COMPANY Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Surviving Corporation or BUYER, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of COMPANY Shares in respect of which such deduction and withholding was made by Surviving Corporation or BUYER, as the case may be.

            (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of BUYER Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of BUYER Common Stock deliverable in respect thereof pursuant to this Agreement.

            (j) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined herein) of the COMPANY shall not be exchanged until BUYER has received an agreement (as described in Section 5.10) from such Affiliate.

        2.10 CLOSING OF TRANSFER RECORDS. As of and after the Effective Time, transfers of COMPANY Shares outstanding prior to the Effective Time shall not be made on the stock transfer books of the Surviving Corporation.

        2.11 TAKING OF NECESSARY ACTION; FUTURE ACTION. Each of the parties will take all such reasonable and lawful action as may be necessary or appropriate in order to effectuate the Merger as promptly as possible subject to the satisfaction of the closing conditions set forth in Sections 6.1 and 6.2. If, at any time after the Effective Time, any such further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of both Parties, the officers and directors of the Surviving Corporation are fully authorized in the name of their corporation or otherwise to take, and will take, all such lawful and necessary action.

     3. REPRESENTATIONS AND WARRANTIES OF COMPANY.

        Except as set forth in the Public Reports (defined herein) and in the disclosure schedule accompanying this Agreement (the "DISCLOSURE SCHEDULE") for the COMPANY, which shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 3, provided that disclosure in any lettered and numbered paragraph shall qualify other paragraphs to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs, COMPANY represents and warrants to BUYER and SUB that:

        3.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of COMPANY and its Material Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of COMPANY and its Material Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on COMPANY. As used in this Agreement, the term "MATERIAL ADVERSE EFFECT" means with respect to any person, any change or effect that is materially adverse to the financial condition, business results of operations or prospects of such person and its subsidiaries, taken as a whole. Except as set forth in the Disclosure Schedule, neither the COMPANY nor any of its Material Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture, or other business association or entity. Each of COMPANY and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The COMPANY beneficially owns all of the outstanding capital stock of each of its Subsidiaries.

        3.2 CAPITALIZATION. The entire authorized capital stock of COMPANY consists of 25,000,000 COMPANY Shares and 1,000,000 shares of Preferred Stock, $.001 par value, of which as of March 31, 1997, 12,354,800 COMPANY Shares are issued and outstanding; and 1,500,000 shares of COMPANY Shares have been reserved for issuance under COMPANY's Stock Option Plans. All of the issued and outstanding COMPANY Shares and all shares of the Material Subsidiaries have been duly authorized and are validly issued, fully paid, and nonassessable. No material change in such capitalization has occurred between March 31, 1997 and the date of this Agreement. Except as set forth in the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind, character or nature, contingent or otherwise, that could require COMPANY or any of its Material Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights of any kind, character or nature, contingent or otherwise, with respect to COMPANY or any of its Material Subsidiaries.

        3.3 AUTHORIZATION OF TRANSACTION. COMPANY has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder subject to receiving the Requisite COMPANY Stockholder Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the board of directors of the COMPANY and no other corporate proceedings on the part of the COMPANY or its shareholders are necessary to authorize this Agreement and to consummate the transactions so contemplated other than the Requisite COMPANY Stockholder Approval and the filing of the Certificate of Merger. This Agreement has been duly executed and delivered and, assuming this Agreement constitutes a valid and binding obligation of BUYER and SUB, constitutes the valid and legally binding obligation of COMPANY, enforceable in accordance with its terms and conditions except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and
(ii) the remedy of specific performance and injunctive and other forms of equitable remedies may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        3.4 NONCONTRAVENTION. Except as set forth on the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of COMPANY and its Subsidiaries is subject or any provision of the charter or bylaws of any of COMPANY and its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of COMPANY and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets) except for such that would not, individually or in the aggregate, have a Material Adverse Effect on COMPANY or any of its Subsidiaries. Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, none of COMPANY and its Subsidiaries needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

        3.5 FILINGS WITH THE SEC. Except as set forth on the Disclosure Schedule, COMPANY has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively, the "PUBLIC REPORTS"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        3.6 FINANCIAL STATEMENTS. COMPANY has filed a Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997 (the "MOST RECENT FISCAL QUARTER END"), and an Annual Report on Form 10-K for the fiscal year ended December 31, 1996. The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, present fairly the financial condition of COMPANY and its Subsidiaries as of the indicated dates and the results of operations of COMPANY and its Subsidiaries for the indicated periods, and are consistent with the books and records of COMPANY and its Subsidiaries; PROVIDED, HOWEVER, that the interim statements are subject to normal year-end adjustments that are not expected to be material in amount.

        3.7 UNDISCLOSED LIABILITIES; EVENTS SUBSEQUENT TO MOST RECENT FISCAL QUARTER END. Except as set forth on the Disclosure Schedule, in the financial statements included in COMPANY's Quarterly Report on Form 10-Q for its Most Recent Fiscal Quarter End, and except for liabilities incurred in the Ordinary Course of Business, neither the COMPANY nor any of its Subsidiaries has any liabilities, either accrued, contingent or otherwise that individually or in the aggregate are likely to have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, since the Most Recent Fiscal Quarter End, there has not been (a) any material adverse change in the business, financial condition, operations or prospects of COMPANY and its Subsidiaries taken as a whole, (b) in the case of the COMPANY, any declaration, setting aside or payment of any dividend or any other distribution with respect to its capital stock, or (c) any change by the COMPANY in accounting practices, principles or methods.

        3.8 LITIGATION. Except as set forth in the Disclosure Schedule, or as disclosed in the COMPANY Public Reports, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of COMPANY, threatened against or affecting the COMPANY or any of its Subsidiaries or any of their respective properties at law or in equity, before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel that individually or in the aggregate are likely to have a Material Adverse Effect on the COMPANY PROVIDED, HOWEVER, the Disclosure Schedule lists all pending lawsuits as of the date hereof against the COMPANY or any of its Subsidiaries except for lawsuits the ad damna of which are fully covered by insurance maintained by the COMPANY, regardless of whether such insurance is of a "claims made" or "occurrence" type.

        3.9 TAX MATTERS. Except as set forth in the Disclosure Schedule:

            (a) FILING OF TIMELY TAX RETURNS. COMPANY and each of its Subsidiaries have filed (or there has been filed on their behalf) all material Tax Returns (as hereinafter defined) required to be filed by each of them under applicable law. All such Tax Returns were filed on a timely basis. To the extent requested by BUYER, COMPANY has delivered to BUYER correct and complete copies of all Tax Returns, examination reports, statements of deficiencies assessed against or agreed to by any of COMPANY and its Subsidiaries since its incorporation and all Tax Rulings and Closing Agreements.

            (b) PAYMENT OF TAXES. COMPANY and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes (as hereinafter defined) that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

            (c) TAX RESERVES. COMPANY and its Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

            (d) TAX LIENS. No Tax liens exist upon the assets of COMPANY or any of its Subsidiaries except liens for Taxes not yet due or being contested in good faith through appropriate proceedings, and in the latter case, for which adequate reserves have been established on the COMPANY's books and records.

            (e) WITHHOLDING TAXES. COMPANY and each of its Subsidiaries have complied with the provisions of the Code relating to the withholding of Taxes, as well as similar provisions under any other laws, and have, within the time and in the manner prescribed by law, withheld from all employees wages and all amounts owed to any independent contractor, creditor, stockholder, or other third party and paid over to the proper governmental authorities all amounts so required.

            (f) EXTENSIONS OF TIME FOR FILING TAX RETURNS. Neither COMPANY nor any of its Subsidiaries has requested any extension of time within which to file any Tax Return, which Tax Return has not since been timely filed.

            (g) WAIVERS OF STATUTE OF LIMITATIONS. Neither COMPANY nor any of its Subsidiaries has executed any outstanding waivers of comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

            (h) EXPIRATION OF STATUTE OF LIMITATIONS. To COMPANY's knowledge, neither its nor its Subsidiaries Tax Returns have been examined by any taxing authorities for Tax periods ended before the date hereof, and no deficiency for any Taxes has been proposed, asserted or assessed against COMPANY or any of its Subsidiaries that has not been resolved and paid in full.

            (i) AUDIT, ADMINISTRATIVE AND COURT PROCEEDINGS. No audits or other administrative proceedings or court proceedings are presently pending with regard to any material Taxes or Tax Returns of COMPANY or any of its Subsidiaries.

            (j) POWERS OF ATTORNEY. No power of attorney currently in force has been granted by COMPANY or any of its Subsidiaries concerning any material Tax matter.

            (k) TAX RULINGS. Neither COMPANY nor any of its Subsidiaries has received a Tax Ruling (as hereinafter defined) or entered into a Closing Agreement (as hereinafter defined) with any taxing authority that would have a continuing adverse effect after the Closing Date.

            (l) TAX SHARING AGREEMENTS. Neither COMPANY nor any Subsidiary is a party to any agreement relating to allocating or sharing of Taxes.

            (m) CODE SECTIONS 280G AND 162(M). Neither COMPANY nor any of its Subsidiaries is a party to any agreement, contract, or arrangement that could result, on account of the transactions contemplated hereunder, separately or in the aggregate, in the payment of any "EXCESS PARACHUTE PAYMENTS" within the meaning of SECTION 280G of the Code or nondeductible compensation under Code
Section 162(m).

            (n) LIABILITY FOR OTHERS. None of COMPANY or any of its Subsidiaries
(A) has any material liability for Taxes of any person other than COMPANY and its Subsidiaries (i) under Treasury Regulations SECTION 1.1502-6 (or any similar provision of state, local or foreign law) as a transferee or successor, (ii) by contract, or (iii) otherwise.

            (o) CONTINUITY OF BUSINESS ENTERPRISES. COMPANY operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Reg. Section 1.368-1(d).

            (p) TAX-FREE REORGANIZATION. Neither the COMPANY nor any of its Subsidiaries has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under the Code. COMPANY and its Subsidiaries will not, at the time of the transaction, have any outstanding warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in the COMPANY that, if exercised or converted, would affect BUYER's acquisition or retention of "control" of COMPANY within the meaning of Section 368(c) of the Code.

            (q) INFORMATION. The COMPANY has delivered to the BUYER the following information, which is materially correct and complete, with respect to each of the COMPANY and its Subsidiaries as of the most recent practical date (as well as on an estimated proforma basis as of the Closing giving effect to the consummation of the transactions contemplated hereby):

                (i) The amount of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax credit, or excess charitable contribution allocable to the COMPANY or Subsidiary; and

                (ii) The amount of any deferred gain or loss allocable to the COMPANY or Subsidiary arising out of any deferred intercompany transaction.

            (r) OTHER. None of the COMPANY and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the COMPANY and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

            (s) As used in this Agreement:

                (i) "TAXES" means any Federal, state, county, local or foreign taxes, charges, fees, levies, or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation, disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes;

                (ii) "TAX RETURN" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, when permitted or required, combined or consolidated returns for a group of entities;

                (iii) "TAX RULING" means a written ruling of a taxing authority relating to Taxes; and

                (iv) "CLOSING AGREEMENT" means a written and legally binding agreement with a taxing authority relating to Taxes.

        3.10 LABOR MATTERS. Except as set forth in Schedule 3.10, there are no collective bargaining or other labor union agreements to which the COMPANY or any of its Subsidiaries is a party or by which any of them is bound. Except as set forth in Schedule 3.10, neither the COMPANY nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or, to
COMPANY's Knowledge, threatened employee strikes, dispute, walkout, work stoppages, slowdowns or lockouts.

        3.11 ERISA COMPLIANCE.

            (a) Schedule 3.11 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, Christmas bonus, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) maintained, or contributed to, by the COMPANY or any of its Subsidiaries for the benefit of any officers, employees or directors of the COMPANY or any of its Subsidiaries currently or within the last five years (collectively, "BENEFIT PLANS"). The COMPANY has delivered or made available to BUYER true, complete and correct copies of (1) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (3) the most recent summary plan description for each Benefit Plan for which such summary plan description is required, (4) each trust agreement and group annuity contract relating to any Benefit Plan, and (5) the most recent actuarial report relating to any Benefit Plan.

            (b) Except as disclosed in Schedule 3.11, all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the COMPANY, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefore in any respect that would adversely affect its qualification or materially increase its costs.

            (c) Except as disclosed on Schedule 3.11, no Pension Plan that the COMPANY or any of its Subsidiaries maintains, or to which the COMPANY or any of its Subsidiaries is or was previously obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "MULTIEMPLOYER PENSION PLANS"), had, as of the respective last annual valuation date for each such Pension Plan, any "unfunded benefit liabilities" (as such term is defined in Section 4001(a)(18) of ERISA), based on actuarial assumptions which have been furnished to BUYER. None of the COMPANY's Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the best knowledge of the COMPANY, none of the
COMPANY, any of its Subsidiaries, any officer of the COMPANY or any of its Subsidiaries or any of the Benefit Plans that are subject to ERISA, including the Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the COMPANY, any of its Subsidiaries or any officer of the COMPANY or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) of ERISA. Except as disclosed on
Schedule 3.11, neither any of such Pension Plans nor any of such trusts have been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived and the COMPANY is not aware of any other reportable events with respect thereto during the last five years. Neither the COMPANY nor any of its Subsidiaries has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plans. Neither the COMPANY nor any of its Subsidiaries is secondarily liable for any withdrawal liability as a result of the sale of assets within the meaning of
Section 4204 of ERISA. To the knowledge of the COMPANY, in the event a "complete withdrawal" currently occurred with respect to any of the Multiemployer Pension Plans, there would be no withdrawal liability assessed against the COMPANY or any of its Subsidiaries.

            (d) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 3.11, (i) no such Benefit Plan is unfunded or funded through a welfare benefits fund, as such term is defined in
Section 419(e) of the Code, (ii) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and Sections 601 thru 609 of ERISA (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the COMPANY or any of its Subsidiaries on or at any time after the Effective Time.

            (e) Except as disclosed on Schedule 3.11, each Benefit Plan conforms in all material respects in form and operation to all applicable laws and regulations, and all reports or information relating to such Benefit Plan required to be filed with any governmental entity or disclosed to participants have been timely filed and disclosed. Except as disclosed on Schedule 3.11, no Pension Plan holds any employer security or employer real property within the meaning of Section 407 of ERISA.

            (f) Except as disclosed on Schedule 3.11, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the COMPANY or any Subsidiary thereof to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

            (g) Except as disclosed on Schedule 3.11, neither the COMPANY nor any of its Subsidiaries has announced a plan to create or a legally binding commitment to amend any Benefit Plan or to create any new arrangement which would be a Benefit Plan.

            (h) All insurance premiums with respect to any Benefit Plan (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full. Except as disclosed on Schedule 3.11, there are no retrospective adjustments provided for under any insurance contracts maintained pursuant to any Benefit Plan with regard to policy years or other periods ending on or before the Effective Time.

            (i) No Benefit Plan or the deduction of any contributions thereto by the COMPANY or any of its Subsidiaries has been the subject of audit by the Internal Revenue Service or the Department of Labor, and no litigation or asserted claims exist against the COMPANY or any of its Subsidiaries or any Benefit Plan or fiduciary with respect thereto (other than such benefit claims as are made in the normal operation of a Benefit Plan). Except as set forth on the Disclosure Schedule, to the knowledge of the COMPANY, no facts exist that would give rise to or could give rise to any action, suit, grievance, arbitration or other claim.

        3.12 ENVIRONMENTAL MATTERS.

            (a) Except as set forth on Schedule 3.12, or in the Public Reports of the COMPANY, to the COMPANY's knowledge, the COMPANY and each of its Subsidiaries and any other person or entity for whose conduct the COMPANY is legally held responsible are in material compliance with all applicable federal, state, regional, local or provincial laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control
(collectively, "ENVIRONMENTAL LAWS"). Neither the COMPANY nor any of its Subsidiaries, nor any other person or entity for whose conduct the COMPANY is legally responsible has received any notice, demand, request for information, or administrative inquiry relating to (i) any violation of an Environmental Law or
(ii) the institution of any suit, action, claim, or proceedings alleging such violation or investigation by any Governmental Entity or any third party of any such violation.

            (b) Except as disclosed on Schedule 3.12, or in the Public Reports of the COMPANY, neither the COMPANY nor any of its Subsidiaries and nor any other person or entity for whose conduct the COMPANY is legally responsible has
(i) to the COMPANY's knowledge, manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any Hazardous Substances (as hereinafter defined) on, under, from or at any of the COMPANY's or any of its Subsidiaries' properties or any other properties, (ii) no knowledge of the release or disposal of any Hazardous Substances in violation of any applicable Environmental Law on, under or at any of COMPANY's or any of its Subsidiaries' properties, or any other property owned or operated by the COMPANY, any of its Subsidiaries or any other person or entity for whose conduct the COMPANY is or may be held responsible, or (iii) received any written notice
(w) of any violation of any Environmental Law or any other law, statute, rule or regulation regarding Hazardous Substances on or under any of the COMPANY's or any of its Subsidiaries' properties or any other properties owned or operated by the COMPANY, any of its Subsidiaries for which the COMPANY is legally responsible, (x) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party of any such violation, (y) of any actual or potential material liability on the part of the COMPANY for the response to or remediation of Hazardous Substance at or arising from any of the COMPANY's or any of its Subsidiaries' properties or any other properties owned or operated by the COMPANY, any of its Subsidiaries or any other person or entity for whose conduct the COMPANY is legally responsible, or (z) of any actual or potential liability on the part of the Company for the costs of response to or remediation of Hazardous Substances at or arising from any of the COMPANY's or any of its Subsidiaries' properties or any other properties owned or operated by the COMPANY, any of its Subsidiaries or any other person or entity for whose conduct the COMPANY is or may be held responsible. For purposes of this Agreement, the term "HAZARDOUS SUBSTANCE" shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law, provided however, that "Hazardous Substance" shall not include those Hazardous Substances that are typically used in the conduct of the COMPANY's business, which substances are used, stored and disposed of in material compliance with all applicable Environmental Laws.

            (c) To the COMPANY's Knowledge, no Environmental Law imposes any obligation upon the COMPANY or its Subsidiaries arising out of or as a condition to any transaction contemplated hereby, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment, or covenant in any land records, or the modification of or provision of notice under any agreement, consent order, or consent decree. No lien has been placed upon any of the COMPANY's properties or its Subsidiaries' properties under any Environmental Law.

        3.13 MATERIAL CONTRACTS AND AGREEMENTS.

            (a) Listed on Schedule 3.13 are contracts or agreements that are material to the business, financial condition, properties, assets, liabilities or results of operations of the COMPANY and its Subsidiaries taken as a whole or that require payments of any kind, character or nature in an amount exceeding $100,000 in the aggregate for the balance of such contract, except for such contracts or agreements that may be terminated on sixty (60) days notice without penalty.

            (b) As of the date hereof and except as disclosed on Schedule 3.13, no default in performance or failure to perform under, and no anticipatory breach of, any of the contracts listed on Schedule 3.13 has occurred or is continuing, and none of the parties to any such contract has alleged that the other has defaulted in performance or failed to perform, other than (i) a default in payment that shall not have continued more than 30 days from the date on which the payment was originally due pursuant to the terms of the applicable contracts, and (ii) a default or failure that would not individually or in the aggregate, have a Material Adverse Effect on COMPANY. To the COMPANY's knowledge, as of the date hereof and except as disclosed on Schedule 3.13, no legal, administrative or other proceedings are threatened, pending or outstanding relating to the performance or status of any of such contracts. As of the date hereof and except as disclosed on Schedule 3.13, the COMPANY has not received notice of any anticipatory breach, pending dispute or anticipated litigation arising from or relating to any of such contracts, or notice that any of such contracts has been or will be canceled, revoked or otherwise terminated.

            (c) Except as listed on Schedule 3.13, neither the COMPANY nor any Subsidiary is subject to any agreement that restricts competition with any other person or provides that the COMPANY, any Subsidiary or affiliate may not engage in any business or sell or distribute any product or service.

        3.14 INTELLECTUAL PROPERTY. The COMPANY and its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs currently used in the business that are material to the business, financial condition or results of operations of the COMPANY and its Subsidiaries taken as a whole, all of which are listed on Schedule 3.14 and copies or descriptions of which have been provided to BUYER. Except as set forth on Schedule 3.14, no claims are pending or to COMPANY's knowledge, threatened that the COMPANY is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right. To the knowledge of the COMPANY, no person is infringing the rights of the COMPANY with respect to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

        3.15 CERTAIN FEES. With the exception of the engagement of Needham & Co. and Brown, Coburn & Co. by COMPANY, none of the COMPANY and its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder, or agent with respect to the transactions contemplated by this Agreement. Prior to the Effective Time, subject to Section 7, the COMPANY hereby indemnifies the BUYER against and from any claim, liabilities or actions in respect of fees or expenses of the COMPANY's advisors.

        3.16 COMPANY BOARD OF DIRECTORS ACTION. The Board of Directors of COMPANY (at a meeting duly called and held) has by the requisite vote of all directors present, based upon the trading price of BUYER's Shares as of the date hereof and other considerations, (a) determined that the Merger is advisable and in the best interest of the COMPANY and its shareholders (b) resolved to recommend the approval of this Agreement and the Merger by the holders of the COMPANY Shares and directed that the Merger be submitted for consideration by the holders of the COMPANY Shares at the Meeting and (c) adopted a resolution to elect not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement.

        3.17 REGISTRATION STATEMENT AND PROXY STATEMENT.

            None of the information supplied or to be supplied by or on behalf of COMPANY for inclusion or incorporation by reference in:

            (i) the registration statement on Form S-4 to be filed with the SEC by BUYER in connection with the issuance of BUYER Shares in the Merger (the "REGISTRATION STATEMENT") will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading assuming that the information contained therein is consistent with information provided by the COMPANY; and

            (ii) the joint proxy statement, in definitive form, relating to the Special BUYER Meeting and the Special COMPANY Meeting (the "JOINT PROXY STATEMENT") will, at the date(s) mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading assuming that the information contained therein is consistent with information provided by the COMPANY;

        3.18 PROPERTIES.

            (a) The COMPANY has provided to BUYER a true and complete list, which is annexed as Schedule 3.18, and copies of all leases in respect to real property leased by the COMPANY or its Subsidiaries pursuant to leases providing for the right to occupancy (to be provided to BUYER at least five business days prior to the Effective Time), in each case, of (i) a retail store or (ii) all other facilities aggregating in excess of 5,000 square feet and the location of the premises, which are in effect as of June 9, 1997. The COMPANY is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

            (b) The COMPANY has provided to BUYER a true and complete list of all real property that the COMPANY or any of its Subsidiaries owns. With respect to each such item of real property, except for such matters that, individually or in the aggregate, are not reasonably likely to have a Material Adverse
Effect: (a) the COMPANY or the identified Subsidiary has good and clear record and marketable title to such property, insurable by a recognized national title insurance company at standard rates, free and clear of any security interests, easement, covenant or other restriction, except for recorded easements, covenants and other restrictions that do not materially impair the current uses or occupancy of such property; and (b) the improvements constructed on such property are in good condition, and all mechanical and utility systems servicing such improvements are in good condition, free in each case of material defects.

        3.19 TAX FREE REORGANIZATION. To COMPANY's Knowledge there is no fact pertaining to it that would prevent the Merger from qualifying as a tax-free reorganization under the Code.

        3.20 INSURANCE. Listed on Schedule 3.20 are all material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the COMPANY or any of its Subsidiaries, copies of which have been provided to the BUYER. All are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the COMPANY and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect.

        3.21 NO EXISTING DISCUSSION. As of the date hereof, the COMPANY is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined herein).

        3.22 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations or warranties contained in Section 3 of this Agreement shall survive the Merger.

     4. REPRESENTATIONS AND WARRANTIES OF BUYER AND SUB. Except as set forth in the Public Reports (as defined herein) and in the disclosure schedule accompanying this Agreement and (the "DISCLOSURE SCHEDULE") for BUYER and SUB, which shall be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article 4, provided that disclosure in any lettered or numbered paragraph shall qualify other paragraphs to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other paragraphs, BUYER represents and warrants to COMPANY that:

        4.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. Each of BUYER and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of BUYER and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required except for such failures to be so qualified and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect on BUYER. Except as set forth in the Disclosure Schedule, neither the BUYER nor any of its Material Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture, or other business association or entity. Each of BUYER and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. The BUYER beneficially owns all of the outstanding capital stock of each of its Subsidiaries.

        4.2 CAPITALIZATION. The entire authorized capital stock of BUYER consists of 60,000,000 BUYER Shares, 2,000,000 shares of BUYER's Class B Common Stock, $.01 par value, and 5,000,000 shares of Preferred Stock, $.01 par value, of which as of June 30, 1997, 18,104,591 BUYER Shares and 2,000,000 shares of BUYER's Class B Common Stock, $.01 par value, are issued and outstanding. All of the BUYER Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and nonassessable. The entire authorized capital stock of SUB consists of 1,000 SUB Shares, all of which are issued and outstanding. Except as set forth in the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments of any kind, character or nature, contingent or otherwise, that could require BUYER or any of its Material Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in the Disclosure Schedule, there are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights of any kind, character or nature, contingent or otherwise, with respect to BUYER or any of its Subsidiaries.

        4.3 AUTHORIZATION OF TRANSACTION. BUYER and SUB have full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder subject to receiving the Requisite BUYER Stockholder Approval and the Requisite BUYER Proposal Approval. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by the board of directors of the BUYER and SUB and no other corporate proceedings on the part of the BUYER or SUB or their respective shareholders are necessary to authorize this Agreement and to consummate the transactions so contemplated other than the Requisite BUYER Stockholder Approval and the Requisite BUYER Proposal Approval and the filing of the Certificate of Merger. This Agreement has been duly executed and delivered and assuming that this Agreement constitutes a valid and binding obligation of COMPANY, constitutes the valid and legally binding obligation of BUYER and SUB, enforceable in accordance with its terms and conditions except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally; and (ii) the remedy of specific performance and injunctive and other forms of equitable remedies may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        4.4 NONCONTRAVENTION. Except as set forth on the Disclosure Schedule, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) materially violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which BUYER or any of its Subsidiaries is subject or any provision of the charter or bylaws of BUYER or any of its Subsidiaries or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which BUYER or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject except for such that would not, individually or in the aggregate, have a Material Adverse Effect on BUYER or any of its Subsidiaries. Other than in connection with the provisions of the Hart-Scott-Rodino Act, the Delaware General Corporation Law, the Securities Exchange Act, the Securities Act, and the state securities laws, BUYER does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

        4.5 FILINGS WITH THE SEC. Except as set forth on the Disclosure Schedule, BUYER has made all filings with the SEC that it has been required to make under the Securities Act and the Securities Exchange Act (collectively the "PUBLIC REPORTS"). Each of the Public Reports has complied with the Securities Act and the Securities Exchange Act in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        4.6 FINANCIAL STATEMENTS. BUYER has filed a Annual Report on Form 10-K for the fiscal year ended April 30, 1997 (the "MOST RECENT FISCAL YEAR END"). The financial statements included in or incorporated by reference into these Public Reports (including the related notes and schedules) have been prepared in accordance with GAAP applied on a consistent basis throughout the period covered thereby, present fairly the financial condition of BUYER and its Subsidiaries as of the indicated dates and the results of operations of BUYER and its Subsidiaries for the indicated periods, and are consistent with the books and records of BUYER and its Subsidiaries.

        4.7 UNDISCLOSED LIABILITIES; EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Except as set forth on the Disclosure Schedule, in the financial statements included in BUYER's Annual Report on Form 10-K for its Most Recent Fiscal Year End, and except for liabilities incurred in the Ordinary Course of Business, neither the BUYER nor any of its Subsidiaries has any liabilities, either accrued, contingent or otherwise that individually or in the aggregate are likely to have a Material Adverse Effect. Except as set forth in the Disclosure Schedule, since the Most Recent Fiscal Year End, there has not been
(a) any material adverse change in the business, financial condition, operations or results of operations or prospects, of BUYER and its Subsidiaries taken as a whole, (b) in the case of the BUYER, any declaration, setting aside or payment of any dividend or any other distribution with respect to its capital stock, or
(c) any material change by the BUYER in accounting principles or methods.

        4.8 CERTAIN FEES. With the exception of the engagement of Piper Jaffray Inc. by BUYER, none of BUYER and its Subsidiaries has any liability or obligation to pay any fees or commissions to any financial advisor, broker, finder, or agent with respect to the transactions contemplated by this Agreement. Subject to Section 7, the BUYER hereby indemnifies the COMPANY against and from any claim, liabilities or actions in respect of fees or expenses of the BUYER's advisors.

        4.9 CONTINUITY OF BUSINESS ENTERPRISE. The BUYER presently intends to continue at least one significant historic business line of COMPANY, or to use at least a significant portion of COMPANY's historic business assets in a business, in each case within the meaning of Treasury Reg. Section 1.368-1(d).

        4.10 LITIGATION. Except as set forth in the Disclosure Schedule, or as disclosed in the BUYER Public Reports, there are no claims, actions, suits, investigations or proceedings pending or, to the knowledge of BUYER, threatened against or affecting the BUYER or any of its Subsidiaries or any of their respective properties at law or in equity, before or by any federal, state, municipal or other governmental agency or authority, or before any arbitration board or panel which individually or in the aggregate are likely to have a Material Adverse Effect on BUYER.

        4.11 TAX MATTERS. Except as set forth in the Disclosure Schedule:

            (a) FILING OF TIMELY TAX RETURNS. BUYER and each of its Subsidiaries have filed (or there has been filed on their behalf) all material Tax Returns (as hereinafter defined) required to be filed by each of them under applicable law. All such Tax Returns were filed on a timely basis. To the extent requested in writing by COMPANY, BUYER has delivered to COMPANY correct and complete copies of all Tax Returns, examination reports, statements of deficiencies assessed against or agreed to by any of COMPANY and its Subsidiaries since July 20, 1994 and all Tax Rulings and Closing Agreements.

            (b) PAYMENT OF TAXES. BUYER and each of its Subsidiaries have, within the time and in the manner prescribed by law, paid all Taxes (as hereinafter defined) that are currently due and payable except for those contested in good faith and for which adequate reserves have been taken.

            (c) TAX RESERVES. BUYER and its Subsidiaries have established on their books and records reserves adequate to pay all Taxes and reserves for deferred income taxes in accordance with GAAP.

            (d) TAX LIENS. No Tax liens exist upon the assets of BUYER or any of its Subsidiaries except liens for Taxes not yet due or being contested in good faith through appropriate proceedings , and in the latter case, for which adequate reserves have been established on the BUYER's books and records.

            (e) TAX-FREE REORGANIZATION. Neither the BUYER nor any of its Subsidiaries has through the date of this Agreement taken or agreed to take any action that would prevent the Merger from qualifying as a reorganization under the Code.

            (f) OTHER. None of the COMPANY and its Subsidiaries has filed a consent under Code Section 341(f) concerning collapsible corporations. None of the COMPANY and its Subsidiaries has been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).

        4.12 LABOR MATTERS. Except as set forth in Schedule 4.12, there are no collective bargaining or other labor union agreements to which the COMPANY or any of its Subsidiaries is a party or by which any of them is bound. Except as set forth in Schedule 4.12, neither the COMPANY nor any of its Subsidiaries has encountered any labor union organizing activity, or had any actual or, to COMPANY's Knowledge, threatened employee strikes, work stoppages, slowdowns or lockouts.

        4.13 ERISA COMPLIANCE.

            (a) Schedule 4.13 contains a list of all "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as "PENSION PLANS"), "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and all other bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, Christmas bonus, hospitalization, medical or other plan, arrangement or understanding (whether or not legally binding) maintained, or contributed to, by the BUYER or any of its Subsidiaries for the benefit of any officers, employees or directors of the BUYER or any of its Subsidiaries currently or within the last five years (collectively, "BENEFIT PLANS").

            (b) Except as disclosed in Schedule 4.13, all Pension Plans have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the BUYER, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefore in any respect that would adversely affect its qualification or materially increase its costs.

            (c) Except as disclosed on Schedule 4.13, no Pension Plan that the BUYER or any of its Subsidiaries maintains, or to which the BUYER or any of its Subsidiaries is or was previously obligated to contribute, other than any Pension Plan that is a "multiemployer plan" (as such term is defined in Section 4001(a)(3) of ERISA; collectively, the "MULTIEMPLOYER PENSION PLANS"), had, as of the respective last annual valuation date for each such Pension Plan, any "unfunded benefit liabilities" (as such term is defined in Section 4001(a)(18) of ERISA). To the best knowledge of BUYER, none of the BUYER's Pension Plans has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived. To the best knowledge of the BUYER, none of the BUYER, any of its Subsidiaries, any officer of the BUYER or any of its Subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the BUYER, any of its Subsidiaries or any officer of the BUYER or any of its Subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or (1) of ERISA. Except as disclosed on Schedule 4.13, neither any of such Pension Plans nor any of such trusts have been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) with respect to which the 30-day notice requirement has not been waived and the BUYER is not aware of any other reportable events with respect thereto during the last five years. Neither the BUYER nor any of its Subsidiaries has suffered or otherwise caused a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in Section 4203 and Section 4205, respectively, of ERISA) since the effective date of such Sections 4203 and 4205 with respect to any of the Multiemployer Pension Plans. Neither the BUYER nor any of its Subsidiaries is secondarily liable for any withdrawal liability as a result of the sale of assets within the meaning of Section 4204 of ERISA. To the knowledge of the BUYER, in the event a "complete withdrawal" currently occurred with respect to any of the Multiemployer Pension Plans, there would be no withdrawal liability assessed against the BUYER or any of its Subsidiaries.

            (d) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 4.13, (i) no such Benefit Plan is unfunded or funded through a welfare benefits fund, as such term is defined in
Section 419(e) of the Code, (ii) each such Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code, complies in all material respects with the applicable requirements of Section 4980B(f) of the Code and Sections 601 thru 609 of ERISA and (iii) each such Benefit Plan (including any such Plan covering retirees or other former employees) may be amended or terminated without material liability to the BUYER or any of its Subsidiaries on or at any time after the Effective Time.

            (e) Except as disclosed on Schedule 4.13, each Benefit Plan conforms in all material respects in form and operation to all applicable laws and regulations, and all reports or information relating to such Benefit Plan required to be filed with any governmental entity or disclosed to participants have been timely filed and disclosed. Except as disclosed on Schedule 4.13, no Pension Plan holds any employer security or employer real property within the meaning of Section 407 of ERISA.

            (f) Except as disclosed on Schedule 4.13, the consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of the BUYER or any Subsidiary thereof to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee.

            (g) Except as disclosed on Schedule 4.13, neither the BUYER nor any of its Subsidiaries has announced a plan to create or a legally binding commitment to amend any Benefit Plan or to create any new arrangement which would be a Benefit Plan.

            (h) All insurance premiums with respect to any Benefit Plan (including premiums to the Pension Benefit Guaranty Corporation) have been paid in full. Except as disclosed on Schedule 4.13, there are no retrospective adjustments provided for under any insurance contracts maintained pursuant to any Benefit Plan with regard to policy years or other periods ending on or before the Effective Time.

            (i) No Benefit Plan or the deduction of any contributions thereto by the BUYER or any of its Subsidiaries has- been the subject of audit by the Internal Revenue Service or the Department of Labor, and no litigation or asserted claims exist against the COMPANY or any of its Subsidiaries or any Benefit Plan or fiduciary with respect thereto (other than such benefit claims as are made in the normal operation of a Benefit Plan). Except as set forth on the Disclosure Schedule, to the knowledge of the BUYER, there are no facts which would give rise to or could give rise to any action, suit, grievance, arbitration or other claim.

        4.14 ENVIRONMENTAL MATTERS.

            (a) Except as set forth on Schedule 4.14 or in the Public Reports of BUYER, to the BUYER's Knowledge, the BUYER and each of its Subsidiaries and any other person or entity for whose conduct the BUYER is legally responsible are in material compliance with all applicable federal, state, regional and local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control (collectively, "ENVIRONMENTAL LAWS"). Neither the BUYER nor any of its Subsidiaries and nor any other person or entity for whose conduct the BUYER is legally responsible has received any written notice, demand, request for information, or administrative inquiry relating to (i) any violation of an Environmental Law or (ii) of the institution of any suit, action, claim, proceedings or investigation by any Governmental Entity or any third party of any such violation.

            (b) Except as disclosed on Schedule 4.14, to the BUYER's Knowledge, neither the BUYER nor any of its Subsidiaries and nor any other person or entity for whose conduct the Company is legally responsible has (i) to BUYER's knowledge, manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any Hazardous Substances (as hereinafter defined) on, under, from or at any of the BUYER's or any of its Subsidiaries' properties or any other properties, (ii) no knowledge of the release or disposal of any Hazardous Substances in violation of any applicable Environmental Law on, under or at any of BUYER's or any of its Subsidiaries' properties owned or operated by the BUYER, any of its Subsidiaries or any other person or entity for whose conduct the BUYER is or may be held responsible, or (iii) received any written notice (w) of any violation of any Environmental Law or any other law, statute, rule or regulation regarding Hazardous Substances on or under any of the BUYER's or any of its Subsidiaries' properties or any other properties owned or operated by the Company, or any of its Subsidiaries for which BUYER is legally responsible, (x) of the institution or pendency of any suit, action, claim, proceeding or investigation by any Governmental Entity or any third party of any such violation, (y) of any actual or potential material liability on the part of the COMPANY for the response to or remediation of Hazardous Substance at or arising from any of the BUYER's or any of its Subsidiaries' properties or any other properties, or owned or operated by the BUYER, any of its Subsidiaries or any other person or entity for whose conduct the BUYER is legally responsible,
(z) of any actual or potential liability for the costs of response to or remediation of Hazardous Substances at or arising from any of the BUYER's or any of its Subsidiaries' properties or any other properties owned or operated by the BUYER, any of its Subsidiaries or any other person or entity for whose conduct the BUYER is or may be held responsible. For purposes of this Agreement, the terms "HAZARDOUS SUBSTANCE" shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials, petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances", "hazardous wastes", "hazardous materials" or "toxic substances" under any Environmental Law, provided however, that "Hazardous Substances" shall not include those Hazardous Substances that are typically used in the conduct of the BUYER's business, which substances are used, stored and disposed of in material compliance with all applicable Environmental Laws.

            (c) To the BUYER's Knowledge, no Environmental Law imposes any obligation upon the BUYER or its Subsidiaries arising out of or as a condition to any transaction contemplated hereby, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any Governmental Entity, the placement of any notice, acknowledgment, or covenant in any land records, or the modification of or provision of notice under any agreement, consent order, or consent decree. No lien has been placed upon any of the BUYER's properties or its Subsidiaries' properties under any Environmental Law.

        4.15 MATERIAL CONTRACTS AND AGREEMENTS.

            (a) BUYER has filed all material contracts required to be filed by it in connection with its Public Reports. As of the date hereof and except as disclosed on Schedule 4.15, no default in performance or failure to perform under, and no anticipatory breach of, any of BUYER's material contracts filed as exhibits in its Public Reports has occurred or is continuing, and none of the parties to any such contract has alleged that the other has defaulted in performance or failed to perform, other than (i) a default in payment that shall not have continued more than 30 days from the date on which the payment was originally due pursuant to the terms of the applicable contracts, and (ii) a default or failure that would not, individually or in the aggregate, have a Material Adverse Affect on COMPANY. To BUYER's Knowledge, as of the date hereof and except as disclosed on Schedule 4.15, no legal, administrative or other proceedings are threatened, pending or outstanding relating to the performance or status of any of such contracts. As of the date hereof and except as disclosed on Schedule 4.15, the BUYER has not received notice of any anticipatory breach, pending dispute or anticipated litigation arising from or relating to any of such contracts, or notice that any of such contracts has been or will be canceled, revoked or otherwise terminated.

            (b) Except as listed on Schedule 4.15, neither the BUYER nor any Subsidiary is subject to any material agreement that restricts competition with any other person or provides that the BUYER, any Subsidiary or affiliate may not engage in any business or sell or distribute any product or service.

        4.16 INTELLECTUAL PROPERTY. The BUYER and its Subsidiaries own, or are licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs which are material to the business, financial condition or results of operations of the BUYER and its Subsidiaries taken as a whole. Except as set forth on Schedule 4.16, no claims are pending or, to the knowledge of the BUYER, threatened that the BUYER is infringing or otherwise adversely affecting the rights of any person with regard to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right. To the knowledge of the BUYER, no person is infringing the rights of the BUYER with respect to any patent, license, trademark, trade name, service mark, copyright or other intellectual property right.

        4.17 BUYER BOARD OF DIRECTORS ACTION.

            (a) The Board of Directors of BUYER at a meeting duly called and held has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of the BUYER and its shareholders,
(ii) resolved to recommend the approval of the issuance of BUYER Shares in connection with this Agreement and the Merger by the holders of the BUYER Shares and directed that such issuance be submitted for consideration by the holders of the BUYER's Common Stock at the Meeting and (iii) adopted a resolution to elect not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement.

            (b) The Board of Directors of SUB at a meeting duly called and held has by the requisite vote of all directors present (i) determined that the Merger is advisable and in the best interests of the SUB and its shareholders,
(ii) resolved to recommend the approval of this Agreement and the Merger and the issuance of BUYER Shares in connection therewith by the holders of the shares of SUB and directed that the Merger be submitted for consideration by such holders, and (iii) adopted a resolution to elect not to be subject, to the extent permitted by applicable law, to any state takeover law that may purport to be applicable to the Merger and the transactions contemplated by this Agreement.

        4.18 JOINT PROXY STATEMENT. (a) None of the information supplied or to be supplied by or on behalf of BUYER for inclusion or incorporation by reference in the Joint Proxy Statement or the Registration Statement, in definitive form, will, at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act and at the date(s) mailed to shareholders and at the times of the meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (b) The Registration Statement and the Joint Proxy Statement will comply as to form in all material respects with the provisions of the Securities Act and the Exchange Act, respectively, and the applicable rules and regulations thereunder.

        4.19 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. No representations or warranties contained in Section 4 of this Agreement shall survive the Merger.

        4.20 NO EXISTING DISCUSSION.

        As of the date hereof, the BUYER is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal.

     5. COVENANTS.

        5.1 INTERIM OPERATIONS. During the period from the date of this Agreement until the earlier of the termination of this Agreement or the Effective Time, except as disclosed in a Disclosure Schedule or as specifically contemplated by this Agreement, or as otherwise approved in advance by the other in writing, which approval shall not be unreasonably withheld or delayed, BUYER and COMPANY each agrees for itself and its respective Subsidiaries:

            (a) CONDUCT OF BUSINESS. To carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform its other obligations when due, and, to the extent consistent with such business, use all reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, and others having business dealings with it. Each shall promptly notify the other of any material event or occurrence not in the ordinary course of its business.

            (b) CHARTER AND BYLAWS. That it will not (and will not permit any of its Subsidiaries) to make any change or amendment to their respective certificates of incorporation or bylaws (or comparable governing instruments) or permit any "poison pill" or similar rights plan to apply to or in respect of the Merger.

            (c) CAPITAL STOCK. That it will not, and will not permit any of its Subsidiaries to (other than pursuant to Stock Options, which options in the aggregate shall not exceed the shares authorized to be issued under its existing Stock Option Plans or pursuant to currently issued and outstanding Warrants or other convertible securities or as otherwise set forth in a Disclosure Schedule), issue or sell any shares of capital stock or any other securities of any of them or issue any securities convertible into or exchangeable for, or options, warrants to purchase, scrip, rights to subscribe for, calls or commitments of any character whatsoever relating to, to accelerate, amend or change the period of exercisability of options or restricted stock granted under any employee stock option plan or authorize cash payments in exchange for any options granted under any of such plans, or enter into any contract, understanding or arrangement with respect to the issuance (or repurchase) of, any shares of capital stock or any other securities of any of them or purchase or enter into any arrangement or contract with respect to the purchase or voting of shares of their capital stock, or adjust, split, combine or reclassify any of their capital stock or other securities or make any other changes in their capital structures.

            (d) DIVIDENDS. That it will not and will not permit any of its Subsidiaries to declare, set aside, pay or make any dividend or other distribution or payment (whether in cash, stock or property) with respect to, or purchase or redeem, any shares of the capital stock of any of them.

            (e) EMPLOYEE  PLANS,  COMPENSATION,  ETC. That it will not, and will not permit any of its Subsidiaries to, amend any Benefit Plan or to adopt any arrangement which would be a "Benefit Plan," including without limitation, any collective bargaining agreement, or increase or modify the compensation arrangements or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement or take any action or grant any benefit not required under the terms of any existing agreements, trusts, plans, funds or other such arrangements or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

            (f) DEBT. That it will not, (a) assume or incur or agree to assume or incur any indebtedness, except (i) in the ordinary course of business and
(ii) expenses incurred in connection with the consummation of the Merger, or (b) except in the ordinary course of business consistent with past practice, make any loans, advances or capital contributions to, or investments (other than short-term investments pursuant to its customary cash management systems) in, any other person other than such of the foregoing as are made by the BUYER or COMPANY to, in or from a wholly owned Subsidiary of the COMPANY or the BUYER, as the case may be. Neither BUYER nor COMPANY nor any of their respective Subsidiaries will enter into any new credit agreements but may enter into amendments or modifications or replacements of any existing credit agreements with the advice and consent of the other.

            (g) REPRESENTATION AND WARRANTY. To advise the other within 36 hours of any information that becomes known to it or to any Subsidiary that would make any representation or warranty of itself or its respective Subsidiaries herein materially not true or not correct.

            (h) ACQUISITIONS. That it will not acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or (ii) any assets, except purchases of inventory items or supplies or other purchases in the ordinary course of business consistent with past practice.

            (i) ASSETS SALES. That it will not license, sell, lease, pledge, mortgage or otherwise encumber or otherwise transfer or dispose of any of its properties or assets, except sales of inventory and sales of corporate franchises in the ordinary course of business consistent with past practice.

            (j) TAX SETTLEMENTS. That it will not make any material tax election other than tax elections in the ordinary course and consistent with past practices or settle or compromise any material income tax or other tax liability or refund.

            (k) OTHER SETTLEMENTS. That it will not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms except for any existing scheduled litigations.

        5.2 ACCESS AND INFORMATION. Upon reasonable notice, BUYER and the COMPANY shall each (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of BUYER and the COMPANY shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, the parties will hold any such information which is nonpublic in confidence in accordance with the mutual confidentiality agreements, dated May 19, 1997 among each of the BUYER and the COMPANY (the "Confidentiality Agreements"). No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

        5.3 CERTAIN FILINGS, CONSENTS AND ARRANGEMENTS. Subject to compliance with applicable law, BUYER and the COMPANY will (a) promptly make their respective filings, and will thereafter use their best efforts to promptly make any required submissions, under the Hart-Scott-Rodino Act with respect to the Merger and the other transactions contemplated by this Agreement, (b) cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, permits or authorizations are required to be obtained under any other federal, state or foreign law or regulation and (ii) in promptly making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such consents, approvals, permits or authorizations and (c) provide one another with copies of all filings made by such party with any governmental authority in connection with this Agreement.

        5.4 STATE TAKEOVER STATUTES. The COMPANY will take all reasonable steps to exempt the Merger from the requirements of Delaware General Corporation Law
Section 203 or any other "fair price," "moratorium" or "control acquisition" statute or regulation, by action of the COMPANY's Board of Directors or otherwise.

        5.5 EMPLOYEE MATTERS. On and after the Effective Time, the Surviving Corporation and the BUYER will honor (but only in accordance with their terms as disclosed on the Disclosure Schedule) those employment, indemnification, severance, termination, consulting and retirement agreements to which the COMPANY or any of its Subsidiaries is presently a party.

        5.6 INDEMNIFICATION AND INSURANCE. (a) From and after the Effective Time, in the event of any claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any of the present or former officers or directors (the "Managers") of the COMPANY or any of the COMPANY's Subsidiaries is, or is threatened to be, made a party by reason of the fact that he or she served as a Manager of the COMPANY or any of the COMPANY's Subsidiaries, or is or was serving at the request of the COMPANY or any of the COMPANY's Subsidiaries as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, whether before or after the Effective Time, each of the Surviving Corporation and the BUYER shall indemnify and hold harmless, as and to the fullest extent that COMPANY would have been permitted under Delaware law and its certificate of incorporation and bylaws in effect on the date hereof, each such Manager against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorneys' fees), judgments, fines and amounts paid in settlement in connection with any such claim, action, suit, proceeding or investigation, and in the event of any such claim, action, suit, proceeding or investigation (whether arising before or after the Effective Time), and (i) if the BUYER or the Surviving Corporation (after the Effective Time) have not promptly assumed the defense of such matter, the Managers may retain counsel satisfactory to them, and the Surviving Corporation and the BUYER after the Effective Time, shall advance all reasonable fees and expenses (including attorneys' fees) for the Managers promptly, as Manager incurs the same and as statements therefor are received, and (ii) the Surviving Corporation and the BUYER after the Effective Time, will use their respective best efforts to assist in the vigorous defense of any such matter; provided that neither the Surviving Corporation nor the BUYER shall be liable for any settlement effected without its prior written consent; provided further that the Surviving Corporation and the BUYER shall have no obligation under the foregoing provisions of this Section 5.6(a) to any Manager when and if
(i) a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and non-appealable, that indemnification of such Manager in the manner contemplated hereby is prohibited by applicable law or (ii) the loss, claim, damage, liability, cost, expense, judgment or fine is based on or arises from a final non-appealable order of a court of competent jurisdiction or in connection with a settlement, consent, decree, order or injunction with any governmental agency or authority finding that the Manager violated Section 16(b) of the Exchange Act, Section 10(b) of the Exchange Act or Rule 10b-5 promulgated thereunder or any federal or state securities law relating to or governing "insider" trading of securities. At the Effective Time, each Manager shall confirm in writing that upon the finality of any such determination that the Surviving Corporation or the BUYER is not liable for any such indemnification claims, the Manager will immediately reimburse the BUYER and the Surviving Corporation in full for any fees, expenses and costs incurred by the BUYER or the Surviving Corporation in connection with the defense of such claims. Any Manager wishing to claim indemnification under this Section 5.6, upon learning of any such claim, action, suit, proceeding or investigation, shall immediately notify the BUYER, thereof (provided that the failure to give such notice shall not affect any obligations hereunder, except to the extent that the indemnifying party is actually and materially prejudiced thereby). The BUYER further covenants not to amend or repeal any provisions of the Certificate of Incorporation or Bylaws of the BUYER or Surviving Corporation in any manner that would adversely affect the indemnification or exculpatory provisions contained herein, except to the extent otherwise required by Delaware law. The provisions of this Section 5.6 are intended to be for the benefit of, and shall be enforceable by, each indemnified party and his or her heirs and representatives, and shall survive the Closing for a period expiring six years from the Effective Time.

            (b) Directors' and Officers' Insurance. For a period of three years from the Effective Time, the BUYER, the Surviving Corporation shall either, in its discretion (x) maintain in effect the COMPANY's current directors' and officers' liability insurance covering those Managers who are currently covered on the date of this Agreement by the COMPANY's directors' and officers' liability insurance policy (a copy of which has been heretofore delivered to the BUYER); provided, however, that the Surviving Corporation may substitute for such COMPANY policies, policies with at least the same coverage containing terms and conditions that are no less advantageous to the Managers and provided that said substitution does not result in any gaps or lapses in coverage with respect to matters occurring prior to the Effective Time or (y) to the extent applicable, cause the BUYER's directors' and officers' liability insurance, if any, then in effect to cover those persons who are covered on the date of this Agreement by the COMPANY's directors' and officers' liability insurance policy with respect to those matters covered by the COMPANY's directors' and officers' liability insurance policy. In no event, however, shall the Surviving Corporation or the BUYER be required by this Section 5.6(b) to expend a premium for such insurance in an amount in excess of 200% of the amount currently paid by COMPANY for such insurance (currently, to the COMPANY's knowledge, $255,000). The provisions of this Section 5.6(b) are intended to be for the benefit of, and shall be enforceable by, each Manager and his or her heirs and representatives.

            (c) From and after the Effective Time, BUYER and the Surviving Corporation shall indemnify and hold harmless the individuals listed as providing personal guarantees for the leases set forth on Schedule 5.6(c).

        5.7 SPECIAL COMPANY MEETING. Subject to Section 5.13, the COMPANY shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a special meeting of the holders of COMPANY Shares ("SPECIAL COMPANY MEETING") as promptly as practicable for the purpose of considering and taking action upon this Agreement. The board of directors of the COMPANY will recommend that holders of COMPANY Shares vote in favor of and approve the Merger and this Agreement at the Special COMPANY Meeting.

        5.8 SPECIAL BUYER MEETING. The BUYER shall take all action necessary, in accordance with applicable law and its certificate of incorporation and bylaws, to convene a special meeting of the holders of BUYER Shares ("SPECIAL BUYER MEETING") as promptly as practicable for the purpose of considering and taking action upon this Agreement and approving the issuance of BUYER Shares as Merger Consideration to the extent provided herein. The board of directors of BUYER will recommend that holders of BUYER Shares vote in favor of the issuance of such BUYER Shares at the Special BUYER Meeting and any other related proposals. BUYER also may submit additional proposals to its stockholders at the Special BUYER Meeting as it deems necessary and related to the transactions contemplated herein (including without limitation, to increase its number of authorized shares, to establish additional or amend existing stock option plans and to eliminate any escrow arrangements relating to any capital stock of BUYER held by any director or officer of BUYER).

        5.9 JOINT PROXY STATEMENT; REGISTRATION STATEMENT.

            (a) As soon as practicable after the date hereof, BUYER and the COMPANY shall prepare the Joint Proxy Statement, file it with the SEC, use their best efforts to respond to comments of the Staff of the SEC and clear the Joint Proxy Statement with the Staff of the SEC. Promptly after such clearance BUYER and the COMPANY shall mail the Joint Proxy Statement to all holders of record of BUYER Shares and COMPANY Shares who are holders on the record date for the respective meetings of shareholders of BUYER and the COMPANY. BUYER and the COMPANY shall cooperate with each other in the preparation of the Joint Proxy Statement and the processing thereof with the SEC.

            (b) BUYER shall prepare and file with the SEC as soon as is reasonably practicable the Registration Statement following receipt of comments from the Staff of the SEC on the Joint Proxy Statement or advice that such Staff will not review such filing (or earlier in the discretion of BUYER and COMPANY) and shall use its best efforts to have the Registration Statement declared effective by the SEC as promptly as practicable and to maintain the effectiveness of such Registration Statement until the Effective Time. BUYER shall also use its best efforts to take any action required to be taken under state blue sky or securities laws in connection with the issuance of the BUYER Common Stock pursuant to the Merger, and the COMPANY shall furnish BUYER all information concerning the COMPANY and the holders of its capital stock and shall take any action as BUYER may reasonably request in connection with any such action. Each of BUYER and the COMPANY agrees to continue the quotation respectively of the BUYER's Shares and the COMPANY's Shares on the NASDAQ National Market during the term of this Agreement so that appraisal rights will not be available to stockholders of the COMPANY under Delaware General Corporation Law.

        5.10 COMPLIANCE WITH THE SECURITIES ACT; REORGANIZATION.

            (a) Prior to the Effective Time, the COMPANY shall cause to be delivered to BUYER an opinion of the COMPANY's outside counsel, identifying all persons who are in his opinion, as of the date of the Joint Proxy Statement, "affiliates" of the COMPANY as that term is used in Paragraphs (c) and (d) of Rule 145 under the Securities Act (the "AFFILIATES"). The COMPANY shall cause such counsel to deliver to BUYER at the Closing a second opinion updating such opinion to the time of the Special Company Meeting.

            (b) The COMPANY shall obtain a written agreement from each current executive officer and director who is identified as a possible Affiliate in the opinions referred to in clause (a) above, in a form reasonably acceptable to BUYER, that such person will not offer to sell, sell or otherwise dispose of any of the BUYER Common Stock issued to such person pursuant to the Merger, except in compliance with Rule 145 or another exemption from the registration requirements of the Securities Act. The COMPANY shall deliver such written agreements to BUYER on or prior to the Closing.

        5.11 ADDITIONAL AGREEMENTS. (a) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its best efforts to take promptly, or cause to be taken, all actions and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including using its best efforts to obtain all necessary actions or non-actions, extensions, waivers, consents and approvals from all applicable Governmental Entities, effecting all necessary registrations and filings (including without limitation filings under the Hart-Scott-Rodino Act) and best efforts to obtain any required contractual consents or assignments of third parties, including but not limited to, those of landlords of premises leased by COMPANY or its Subsidiaries . If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations (as referenced in Delaware General Corporation Law) acquired or to be acquired by the Surviving Corporation as a result of, or in connection with the Merger or otherwise to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations (under Delaware General Corporation Law) or otherwise, such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the purposes of this Agreement.

            (b) The COMPANY and BUYER shall use their best efforts to file as soon as reasonably practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters. The COMPANY and BUYER shall take such actions as are necessary to overcome any objections that may be raised by the FTC or Antitrust Division.

        5.12 Intentionally left blank.

        5.13 CERTAIN COVENANTS.

            (a) NO SOLICITATION. The COMPANY shall not, directly or indirectly, through any officer, director, employee, financial advisor, representative or agent of such party (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale or transfer of substantial assets, sale of any shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving it or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, or (iii) agree to or recommend any Acquisition Proposal; PROVIDED, HOWEVER, that nothing contained in this Agreement shall prevent the COMPANY or its Board of Directors, from (A) furnishing non-public information, or entering into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal by such person or entity or recommending an unsolicited bona fide written Acquisition Proposal to its stockholders, if and only to the extent that (1) the Board of Directors of the COMPANY believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and, after taking into account the strategic benefits anticipated to be derived from the Merger and the long-term prospects of the COMPANY and BUYER as a combined company, would, if consummated, result in a transaction more favorable over the long term than the transaction contemplated by this Agreement and the COMPANY's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law and (2) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with terms no more favorable to such party than those contained in the Confidentiality Agreements; or (B) complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

            (b) The COMPANY shall notify BUYER immediately after receipt by the COMPANY (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of such party by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the offeror and the terms and conditions of such proposal, inquiry or contact. The COMPANY shall continue to keep BUYER informed, on a current basis, of the status of any such discussions negotiations and the terms being discussed or negotiated.

            (c) CERTAIN ACTIONS. BUYER and COMPANY shall not, nor shall either permit any of its Subsidiaries to, take or consent to be taken any action, whether before or after the Effective Date, that would disqualify the Merger as "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

            (d) TAX RETURNS. BUYER and COMPANY shall jointly prepare and file on a timely basis any Tax Return required to be filed by virtue of the transactions contemplated by this Agreement and BUYER shall pay any Tax due in connection therewith on behalf of COMPANY and its shareholders.

        5.14 BUYER BOARD OF DIRECTORS. The Board of Directors of BUYER shall enlarge the BUYER's Board of Directors to nine persons and cause four designees of COMPANY to be elected to BUYER's Board of Directors as soon as practicable after the Effective Time and BUYER shall nominate such designees for election at the next subsequent Annual Meeting of BUYER shareholders and shall use its best efforts to cause such COMPANY representatives to be elected at such meeting.

        5.15 BEST EFFORTS TO LIST SHARES. BUYER shall use all of its efforts to ensure that, prior to the Effective Time, the BUYER Shares that will be issued in the Merger will be approved for trading on the NASDAQ National Market System subject to official notice of issuance.

     6. CONDITIONS TO OBLIGATION TO CLOSE.

        6.1 CONDITIONS TO OBLIGATION OF BUYER AND SUB. The obligation of BUYER and SUB to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) REPRESENTATIONS TRUE. Except for changes contemplated by this Agreement, the representations and warranties set forth in Article 3 above shall be true and correct as of the Closing Date except for any representation and warranty made expressly with respect to a specific date (provided that said representation and warranty was true and correct as of the relevant specific date) and except for such failures to be true and correct as do not have a Material Adverse Effect on the COMPANY and its Subsidiaries, taken as a whole;

            (b) COVENANTS. COMPANY shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (c) NO INJUNCTION. No preliminary or permanent injunction or other order of any federal or state court in the United States that prevents the consummation of the Merger shall have been issued and remain in effect (COMPANY and BUYER agreeing to use their reasonable best efforts to have any such injunction or order lifted).

            (d) STOCKHOLDER APPROVALS. This Agreement and the Merger shall have received the Requisite COMPANY Stockholder Approval, and the Requisite BUYER Stockholder Approval and Requisite BUYER Proposal Approval shall have been obtained.

            (e) HSR WAITING PERIOD. All applicable waiting periods (and any extensions thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

            (f) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and not be subject of any stop order or similar proceedings;

            (g) LEGAL OPINIONS. BUYER shall have received from outside counsel to COMPANY an opinion in substantially the form of Exhibit A;

            (h) BANK APPROVALS. Each of BUYER and COMPANY shall have received all necessary approvals required under their respective bank credit agreements;

            (i) MATERIAL ADVERSE CHANGE. Except as set forth on Schedule 6.1(i), there shall have been no material adverse change from the date hereof in the business, financial condition, operations or prospects of COMPANY and its Subsidiaries, taken as a whole, except changes contemplated, permitted or required by this Agreement;

            (j) FAIRNESS OPINION. The Board of Directors of BUYER shall have received from Piper Jaffray Inc. a written opinion, dated as of or immediately before the date of mailing the Joint Proxy Statement, to such Board and the holders of BUYER Class A Common Stock satisfactory in form and substance to such board, to the effect that the Conversion Ratio is fair to the Buyer's Class A Common stockholders from a financial point of view; and

            (k) OFFICER'S CERTIFICATE. COMPANY shall have delivered to BUYER a certificate of one of its executive officers in such person's capacity as an officer and without personal liability to the effect that each of the conditions specified in Section 6.1(a)-(d) is satisfied in all respects (other than with respect to Requisite BUYER Stockholder Approval and Requisite BUYER Proposal Approval).

        6.2 CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of COMPANY to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

            (a) REPRESENTATIONS TRUE. Except for changes contemplated by this Agreement, the representations and warranties set forth in Article 4 above shall be true and correct as of the Closing Date except for any representation and warranty made expressly with respect to a specific date (provided that said representation and warranty was true and correct as of the relevant specific date) and except for such failures to be true and correct as do not have a Material Adverse Effect on the BUYER and its Subsidiaries, taken as a whole;

            (b) COVENANTS. BUYER shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

            (c) NO INJUNCTION. No preliminary or permanent injunction or other order of any federal or state court in the United States that prevents the consummation of the Merger shall have been issued and remain in effect (COMPANY and BUYER agreeing to use their reasonable best efforts to have any such injunction or order lifted);

            (d) STOCKHOLDER APPROVALS. This Agreement and the Merger shall have received Requisite COMPANY Stockholder Approval and the Requisite BUYER Stockholder Approval, and the Requisite BUYER Proposal Approval shall have been obtained.

            (e) HSR WAITING PERIOD. All applicable waiting periods (and any extension thereof) under the Hart-Scott-Rodino Act shall have expired or otherwise been terminated;

            (f) REGISTRATION STATEMENT. The Registration Statement shall have become effective under the Securities Act and not be subject to any stop order or similar proceedings;

            (g) LISTING OF BUYER SHARES. The BUYER Shares that will be issued in the Merger shall have been approved for listing on the NASDAQ National Market System, subject to official notice of issuance;

            (h) LEGAL OPINION. COMPANY shall have received from counsel to BUYER an opinion, addressed to COMPANY, in substantially the form of Exhibit B, and dated as of the Closing Date;

            (i) FAIRNESS OPINION. The Board of Directors of COMPANY shall have received from Needham & Co. a written opinion, dated as of or immediately before the date of mailing the Joint Proxy Statement, to holders of COMPANY Common Stock reasonably satisfactory in form and substance to such board, to the effect that the terms of the Merger are fair to the COMPANY Stockholders from a financial point of view;

            (j) OFFICER'S CERTIFICATE. BUYER shall have delivered to COMPANY a certificate of one of its executive officers in such person's capacity as an officer and without personal liability to the effect that each of the conditions specified above in Section 6.2(a)-(d), (g) has been satisfied in all respects (other than with respect to Requisite COMPANY Stockholder Approval);

            (k) TAX OPINION. COMPANY shall have received from Gadsby & Hannah LLP dated as of the Closing Date and based upon certain factual representations from officers of COMPANY, BUYER and SUB that such counsel may reasonably request, a written opinion in a form reasonably satisfactory to COMPANY confirming that the Merger will be treated as a "reorganization" within the meaning of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code, provided that if Gadsby & Hannah LLP does not render such opinion, this condition shall nevertheless be deemed satisfied if Arnall Golden & Gregory LLP renders such an opinion to the COMPANY, based on information reasonably requested from the COMPANY;

            (l) BANK APPROVALS. Each of BUYER and COMPANY shall have received all necessary approvals required under their respective bank credit agreements;

            (m) CONVERSION OF CLASS B COMMON STOCK. All of BUYER's shares of Class B Common Stock, $.01 par value shall have been converted into BUYER Shares at the Effective Time in accordance with the Undertaking Agreement of even date herewith among BUYER, SUB, COMPANY and certain BUYER stockholders.

            (n) MATERIAL ADVERSE CHANGE. Except as set forth on Schedule 6.2, there shall have been no material adverse change from the date hereof in the business, financial condition, operations or prospects of BUYER and its Subsidiaries, taken as a whole, except changes contemplated, permitted or required by this Agreement.

            COMPANY may waive any condition specified in this Section 6.2 if it executes a writing so stating at or prior to the Closing.

     7. TERMINATION.

        7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 7.1(b) through 7.1(f), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of BUYER or the COMPANY:

            (a) by mutual written consent of BUYER and the COMPANY; or

            (b) by either BUYER or the COMPANY if the Merger shall not have been consummated by December 31, 1997 (provided that (i) either BUYER or the COMPANY may extend such date to March 31, 1998 by providing written notice thereof to the other party on or prior to December 31, 1997 (December 31, 1997, as it may be so extended to March 31, 1998, shall be referred to herein as the "Outside Date") and (ii) the right to terminate or extend this Agreement under this
Section 7.1(b) shall not be available to any party whose failure to fulfill any covenant under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date); or

            (c) by either BUYER or the COMPANY if a court of competent jurisdiction or other governmental authority with competent jurisdiction shall have issued a non-appealable final order, decree or ruling or taken any other non-appealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

            (d) by BUYER, if (i) at the Special COMPANY Meeting (including any adjournment or postponement), the Requisite COMPANY Stockholder Approval shall not have been obtained; (ii) after receipt by the Board of Directors of the COMPANY of an Acquisition Proposal, the Board of Directors of the COMPANY shall have withdrawn or modified its recommendation of this Agreement or the Merger;
(iii) after the receipt by the COMPANY of an Acquisition Proposal, BUYER requests in writing that the Board of Directors of the COMPANY reconfirm its recommendation of this Agreement or the Merger and the Board of Directors of the COMPANY fails to do so within 10 business days after its receipt of BUYER's request; (iv) the Board of Directors of the COMPANY shall have recommended to the stockholders of the COMPANY an Alternative Transaction (as defined in Section 7.3(f)); (v) a tender offer or exchange offer for 20% or more of the outstanding shares of the COMPANY Shares is commenced (other than by BUYER or an Affiliate of BUYER) and the Board of Directors of the COMPANY recommends that the stockholders of the COMPANY tender their shares in such tender or exchange offer; or (vi) for any reason fails to call and hold the Special COMPANY Meeting at least two business days prior to the Outside Date.

            (e) by COMPANY, if (i) at the Special BUYER Meeting (including any adjournment or postponement) the Requisite BUYER Proposal Approval shall not have been obtained; (ii) at the Special BUYER Meeting (including any adjournment or postponement), the Requisite BUYER Stockholder Approval shall not have been obtained; (iii) after receipt by the Board of Directors of the BUYER of a proposal or offer for a merger, consolidation, business combination, sale or transfer of substantial assets or shares of capital stock (including without limitation by way of a tender offer) or similar transaction involving BUYER or its subsidiaries (a "BUYER Acquisition Proposal") the Board of Directors of the BUYER shall have withdrawn or modified its recommendation with respect to this Agreement or the Merger; (iv) after the receipt by the BUYER of a BUYER Acquisition Proposal, COMPANY requests in writing that the Board of Directors of the BUYER reconfirm its recommendation with respect to this Agreement or the Merger and the Board of Directors of the BUYER fails to do so within 10 business days after its receipt of BUYER's request; (v) the Board of Directors of the BUYER shall have recommended to the Stockholders of the BUYER an Alternative Transaction (as defined in Section 7.3(f)); (vi) a tender offer or exchange offer for 20% or more of the outstanding shares of the BUYER Shares is commenced (other than by COMPANY or an Affiliate of COMPANY) and the Board of Directors of the BUYER recommends that the stockholders of the BUYER tender their shares in such tender or exchange offer; or (vii) for any reason fails to call and hold the Special BUYER Meeting at least two business days prior to the Outside Date.

            (f) by the BUYER or the COMPANY, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement, which breach (1) causes the conditions set forth in
Section 6.1(a) or (b) as to the COMPANY or Section 6.2(a) or (b) as to the BUYER not to be satisfied, and (2) shall not have been cured within 10 business days following receipt by the breaching party of written notice of such breach from the other party.

        7.2. EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 7.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of BUYER, SUB, the COMPANY or their respective officers, directors, stockholders or Affiliates, except as set forth in Sections 3.15, 4.8, and 7.3; provided that, the provisions of Sections 3.15, 4.8, and 7.3 of this Agreement, and the Confidentiality Agreements shall remain in full force and effect and survive any termination of this Agreement.

        7.3 FEES AND EXPENSES.

            (a) Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

            (b) The COMPANY shall pay BUYER a termination fee of $3,500,000 upon the earliest to occur of the following events;


                (i) the  termination  of this  Agreement  by BUYER  pursuant  to
Section 7.1(d)(ii) through (vi); or.

                (ii) the  termination  of this  Agreement  by BUYER  pursuant to
Section 7.1(f) after a breach by the COMPANY of any representation or warranty that was not true and correct in all material respects on or as of the date made, or any covenant or agreement in this Agreement.

        The COMPANY's payment of a termination fee pursuant to this subsection shall be the sole and exclusive remedy of BUYER and any of its Subsidiaries against the COMPANY and any of its Subsidiaries and their respective directors, officers, employees, attorneys, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided that this limitation shall not apply in the event of a willful breach of this Agreement by the COMPANY (excluding actions taken by COMPANY's Board of Directors in good faith belief that such actions were necessary to comply with fiduciary duties under applicable law).

            (c) The BUYER shall pay COMPANY a termination fee of $3,500,000 upon the earliest to occur of the following events;

                (i) the  termination  of this  Agreement by COMPANY  pursuant to
Section 7.1(e)(iii) through (vii) regardless of whether or not COMPANY also may be entitled to terminate this Agreement pursuant to Section 7.1(e)(i); or

                (ii) the  termination of this  Agreement by COMPANY  pursuant to
Section 7.1(f) after a breach by the BUYER of any representation or warranty that was not true and correct in all material respects on or as of the date made, or any covenant or agreement in this Agreement.

            (d) The BUYER shall pay COMPANY a termination fee of $1,750,000 upon termination of this Agreement by COMPANY pursuant to Section 7.1(e)(i). In no event shall COMPANY receive a termination fee under both 7.3(c) and this Section 7.3(d).


            The BUYER's payment of any termination fee pursuant to this subsection shall be the sole and exclusive remedy of COMPANY and any of its Subsidiaries against the BUYER and SUB and any of their respective Subsidiaries and their respective directors, officers, employees, attorneys, agents, advisors or other representatives with respect to the occurrences giving rise to such payment; provided, that this limitation shall not apply in the event of a willful breach of this Agreement by the BUYER (excluding actions taken by BUYER or SUB's Board of Directors in good faith belief that such actions were necessary to comply with fiduciary duties under applicable law).

            (e) The fees, if applicable, payable pursuant to Section 7.3 shall be paid within one business day after the first to occur of the events described in Section, 7.3(b) (ii) or 7.3(c) (ii) or by the earlier of 45 calendar days from termination or the closing of an Alternative Transaction or Acquisition Proposal for the events described in Section 7.3 (b)(i) or 7.3 (c)(i) or 7.3(d) as the case may be.

            (f) As used in this Agreement, "Alternative Transaction" means either (i) a transaction pursuant to which any person (or group of persons) other than BUYER or SUB or COMPANY or their respective affiliates (a "Third Party"), would acquire more than 20% of the outstanding publicly traded COMPANY Shares or BUYER Shares, as the case may be, pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the COMPANY or the BUYER, pursuant to which any Third Party acquires more than 20% of the outstanding shares of the entity surviving such merger or business combination, as the case may be, (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of the COMPANY or the BUYER, as the case may be, and the entity surviving any merger or business combination including any of them) of the COMPANY or the BUYER, as the case may be, having a fair market value (as determined by the Board of Directors of the BUYER or the COMPANY, as the case may be, in good faith) equal to more than 20% of the fair market value of all the assets of, as the case may be and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

     8. MISCELLANEOUS.

        8.1 PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior approval of the other Party; PROVIDED, HOWEVER, each Party agrees not to unreasonably withhold consent to the other Party's request to make any public disclosure that the requesting Party believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities.

        8.2 NO THIRD PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (i) the provision in
Article 2 above concerning issuance of the BUYER Shares (and Stock Options and Warrants convertible into BUYER Shares) and are intended for the benefit of the COMPANY Stockholders, (ii) the provision in Section 5.6 above concerning indemnification are for the benefit of the Managers, and (iii) the provisions in
Section 5.13(c) are intended for the benefit of the holders of COMPANY Shares.

        8.3 ENTIRE AGREEMENT. No discussions regarding, or exchange of drafts or comments in connection with, the transactions contemplated herein shall constitute an agreement among the parties hereto. Any agreement among the parties shall exist only when the parties have fully executed and delivered this Agreement. This Agreement (including any other documents referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

        8.4 SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party.

        8.5 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        8.6 HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        8.7 NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

            If to COMPANY:

                        Moovies, Inc.
                        201 Brookfield Parkway, Suite 200
                        Greenville, South Carolina 29607
                        Attention:  President and Chief Executive Officer

            Copy to:

                        Jonathan Golden, Esquire
                        Eva P. Cederholm, Esquire
                        Arnall, Golden & Gregory, LLP
                        2800 One Atlantic Center
                        1201 W. Peachtree St.
                        Atlanta, Georgia 30309

            If to BUYER or SUB:

                        Video Update, Inc.
                        3300 World Trade Center
                        30 East Seventh Street
                        St. Paul, Minnesota 55101
                        Attention:  Chief Executive Officer

            Copy to:

                        Lawrence H. Gennari, Esquire
                        Gadsby & Hannah LLP
                        225 Franklin Street
                        Boston, Massachusetts 02110

Any Party may send any notice, request, demand, claim or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

        8.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the applicable of the laws of any jurisdiction other than the State of Delaware.

        8.9 AMENDMENTS AND WAIVERS. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective board of directors; PROVIDED, HOWEVER, that any amendment effected subsequent to stockholder approval will be subject to the restrictions contained in the Delaware General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or effect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        8.10 SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        8.11 EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby, except as otherwise contemplated by
Section 7 hereof.

        8.12 SPECIFIC PERFORMANCE. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

        8.13 CONSTRUCTION. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

        8.14 INCORPORATION OF SCHEDULES. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written. MOOVIES, INC. ("COMPANY")

                                            By:
                                            Authorized Officer


                                            VIDEO UPDATE, INC. ("BUYER")

                                            By:
                                            Daniel A. Potter
                                            Chief Executive Officer


                                             VUI MERGER CORP. ("SUB")


                                             By:
                                                  Title:  President

                           COMPANY DISCLOSURE SCHEDULE


Attached hereto are the following Schedules prepared by the Company in connection with the execution and delivery of the attached Agreement and Plan of Merger dated July 9, 1997 among the BUYER, the COMPANY and SUB. The inclusion of an item on a Schedule does not constitute an admission that such item is material.

3.1      Organization, Qualification and Corporate Power
3.2      Capitalization
3.4      Consents
3.5      Filings with the SEC
3.7      Undisclosed Liabilities; Events Subsequent to Most Recent Fiscal Quarter End
3.8      Litigation
3.9      Tax Matters
3.10     Labor Matters
3.11(a)  ERISA Compliance
3.11(b)  Pension Plans
3.11(c)  Multiemployer Pension Plans
3.11(d)  Benefit Plans
3.11(e)  Conformity of Benefit Plan to Applicable Laws and Regulations
3.11(f)  Severance Pay; Acceleration of Compensation
3.11(g)  New or Amended Benefit Plan Announcements
3.11(h)  Retrospective Adjustments Provided for Under Insurance Contracts
3.11(i)  Benefits
3.12(a)  Environmental Matters
3.12(b)  Hazardous Substances
3.13(a)  Material Contracts and Agreements
3.13(b)  Defaults of Material Contracts
3.13(c)  Agreements that Restrict Competition
3.14     Intellectual Property
3.18     Leases
3.20     Insurance
5.1      Interim Operations
5.6      Personal Guaranties on Leases
6.1(i)   Material Adverse Changes

                           BUYER'S DISCLOSURE SCHEDULE

          AGREEMENT AND PLAN OF MERGER BY AND AMONG VIDEO UPDATE, INC.
                  ("BUYER"), VUI MERGR CORP. AND MOOVIES, INC.



4.1.     Organization, Qualification and Corporate Power

4.2      Capitalization

4.4      Noncontravention

4.5      Filings with the SEC

4.7      Undisclosed Liabilities; Events Subsequent to Most Recent Fiscal Quarter End

4.10     Litigation

4.11     Tax Matters

4.12     Labor Matters

4.13     ERISA Compliance

4.14     Environmental Matters

4.15     Material Contracts and Agreements

4.16     Intellectual Property

5.1      Interim Operations


                                       -2-